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      As filed with the Securities and Exchange Commission on December 23, 1999
                                               Registration No. 333-____________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------
                                  NETZERO, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                 95-4644384
   (State or other jurisdiction          (IRS Employer Identification No.)
of incorporation or organization)

                               2555 TOWNSGATE ROAD
                       WESTLAKE VILLAGE, CALIFORNIA 91361

               (Address of principal executive offices) (Zip Code)

                                    --------
        AIMTV, INC. (FORMERLY FREERIDER.NET, INC.) 1999 STOCK OPTION PLAN
                          (AS ASSUMED BY NETZERO, INC.)

                            (Full title of the Plan)

                                    --------
                                MARK R. GOLDSTON
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  NETZERO, INC.
                               2555 TOWNSGATE ROAD
                       WESTLAKE VILLAGE, CALIFORNIA 91361

                     (Name and address of agent for service)
                                 (805) 418-2000

          (Telephone number, including area code, of agent for service)

                                    --------
                         CALCULATION OF REGISTRATION FEE
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

                                                                      Proposed              Proposed
                                             Amount to be         Maximum Offering     Maximum Aggregate         Amount of
  Title of Securities to be Registered       Registered(1)       Price per Share(2)    Offering Price(2)      Registration Fee
-----------------------------------------  ------------------  ---------------------  -------------------   ---------------------
   NetZero, Inc. Common Stock, $0.001
   par value                                  61,473 shares          $1.0313              $63,293.41              $16.71
   -------------------------------------

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  (1)      This Registration Statement shall also cover any additional shares of
           Common Stock which become issuable under the AimTV, Inc. (formerly FreeRider.net, Inc.) 1999 Stock Option Plan (as assumed by
           Registrant) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price per share in effect for the outstanding options under the AimTV, Inc. 1999 Stock Option Plan as assumed by Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  NetZero, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Registration Statement No. 333-82827 on Form S-1 filed with the Commission on July 14, 1999, together with the amendments thereto on Form S-1/A filed with the Commission on August 4, 1999; August 27, 1999; September 7, 1999; September 15, 1999; and September 23, 1999, respectively;

         (b) The Registrant's prospectus filed on September 24, 1999 with the Commission, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-82827, in which there is set forth the audited financial statements for the Registrant's fiscal year ended June 30, 1999;

         (c) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on November 15, 1999 for the period ended September 30, 1999; and

         (d) The Registrant's Registration Statement on Form 8-A12G filed with the Commission on September 21, 1999, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145 of the Delaware law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, but this statutory provision does not eliminate or limit the liability of a director:

               - for any breach of the director's duty of loyalty to the corporation or its stockholders;

               - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               -    arising under Section 174 of the Delaware law; or

               - for any transaction from which the director derived an improper personal benefit.

               The Registrant's certificate of incorporation provides that directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant to the maximum extent permitted by Delaware law.

               The Delaware law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, or by reason of any agreement, vote of stockholders or otherwise. The Registrant's certificate of incorporation provides that the Registrant indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director or officer, or is or was serving at the Registrant's request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred by the person in the action, suit or proceeding.

               The Registrant plans to enter into indemnification agreements with its directors and its executive officers containing provisions that may require the Registrant, among other things, to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and has obtained directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

Item 8.  EXHIBITS


EXHIBIT NUMBER        EXHIBIT

        4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27405 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

        5       Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.

        23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.

        24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

        99.1    AimTV, Inc. (formerly FreeRider.net, Inc.) 1999 Stock Option
                Plan.

        99.2    Form of AimTV, Inc. Stock Option Agreement.

        99.3    Form of NetZero, Inc. Stock Option Assumption Agreement


Item 9.  UNDERTAKINGS

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the AimTV, Inc. 1999 Stock Option Plan as assumed by Registrant.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California on this 21st day of December, 1999.

                                     NETZERO, INC.


                                     By: /s/ Mark R. Goldston
                                         ---------------------------------------
                                         Mark R. Goldston
                                         Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of NetZero, Inc., a Delaware corporation, do hereby constitute and appoint Mark. R. Goldston and Charles S. Hilliard and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                       TITLE                                    DATE
----------------------------------------   ----------------------------------------------        ------------------

/s/ Mark. R. Goldston                      Chairman, Chief Executive Officer and                 December 21, 1999
----------------------------------------   Director (Principal Executive Officer)
Mark. R. Goldston

/s/ Charles S. Hilliard                    Senior Vice President, Finance and Chief              December 21, 1999
----------------------------------------   Financial Officer (Principal Financial and
Charles S. Hilliard                        Accounting Officer)


/s/ Ronald T. Burr                         President and Director                                December 21, 1999
----------------------------------------
Ronald T. Burr


                                      II-4

/s/ William T. Gross                                         Director                            December 21, 1999
----------------------------------------
William T. Gross



/s/ James T. Armstrong                                       Director                            December 21, 1999
----------------------------------------
James T. Armstrong



/s/ David C. Bohnett                                         Director                            December 21, 1999
----------------------------------------
David C. Bohnett



/s/ Jennifer S. Fonstad                                      Director                            December 21, 1999
----------------------------------------
Jennifer S. Fonstad



/s/ Paul G. Koontz                                           Director                            December 21, 1999
----------------------------------------
Paul G. Koontz

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                                  NETZERO, INC.

                                  EXHIBIT INDEX

EXHIBIT NUMBER        EXHIBIT

        4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27405 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

        5       Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.

        23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.

        24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

        99.1    AimTV, Inc. (formerly FreeRider.net, Inc.) 1999 Stock Option
                Plan.

        99.2    Form of AimTV, Inc. Stock Option Agreement.

        99.3    Form of NetZero, Inc. Stock Option Assumption Agreement